UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 7, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

As previously disclosed, on November 18, 2022, Smithline Family Trust II, as Assignee of Puritan Partners LLC (“Smithline”), commenced a civil action against FOXO Technologies Inc. (the “Company”) and Jon Sabes, the Company’s former Chief Executive Officer and a former member of the Company’s board of directors, by filing a summons and complaint in the Supreme Court of the State of New York, County of New York, Index 0654430/2022 (the “Action”), asserting claims for breach of contract, unjust enrichment and fraud, alleging that (i) the Company breached its obligations to Smithline pursuant to that certain Securities Purchase Agreement, dated January 25, 2021, between FOXO Technologies Operating Company (f/k/a FOXO Technologies Inc.) (“Legacy FOXO”) and Smithline, an accompanying 12.5% Original Issue Discount Convertible Debenture, due February 23, 2022 (the “Debenture”), and a warrant to purchase shares of FOXO common stock until February 23, 2024 (collectively, including any amendment or other document entered into in connection therewith, the “Financing Documents”), (ii) the Company and Jon Sabes were unjustly enriched as a result of their alleged actions and omissions in connection with the Financing Documents, and (iii) the Company and Jon Sabes made materially false statements or omitted material information in connection with the Financing Documents.

On November 7, 2023, Smithline, on the one hand, and the Company and its subsidiaries, on the other hand, entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the parties agreed to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action, as more specifically set forth in, and subject to the terms and conditions of, the Settlement Agreement. Upon the execution of the Settlement Agreement, the parties agreed to jointly dismiss the Action without prejudice.

Pursuant to the Settlement Agreement, the Company agreed to pay Smithline $2,300,000 in cash (the “Cash Settlement Payment”), payable in full no later than the date (the “Settlement Deadline”) that is the 12 month anniversary of the effective date of the Settlement Agreement (such period, the “Settlement Period”). During the Settlement Period, the Company will pay Smithline out of any equity or equity-linked financing (excluding any convertible debt financing until such convertible debt is converted into equity) following the date of the Settlement Agreement (an “Equity Financing”) a minimum of 25% of the gross proceeds of each Equity Financing within two business days of the Company’s receipt of the proceeds from such Equity Financing, and which payment to Smithline would be applied toward the Cash Settlement Payment. Notwithstanding the foregoing, in the event that the Company has received proceeds from the Strata Purchase Agreement (as defined below) prior to the effective date of the Settlement Agreement, Smithline will be entitled to a minimum of 25% of the gross proceeds thereof, payment of which to Smithline would be applied toward the Cash Settlement Payment.

In addition, the Company agreed to use commercially reasonable efforts to pay $300,000 in cash to Smithline by December 31, 2023 toward the Cash Settlement Payment. In the event that the Company has not paid in full the Cash Settlement Payment prior to the Settlement Deadline, Smithline will be entitled to retain all proceeds received pursuant to the Settlement Agreement, the Mutual Release (as defined below) will be returned to their respective parties, and Smithline may pursue any claims against, among others, the Company.

In addition, the parties agreed that prior to Smithline receiving $300,000 in cash from the Company toward the Cash Settlement Payment, the Company may not file any resale registration statements and any amendments or supplements thereto without Smithline’s written consent, except for those that cover the resale of shares of the Company’s Class A common stock, $0.0001 par value (“Common Stock”), currently issued or issuable to Mitchell Silberberg & Knupp LLP, Joseph Gunnar & Co., LLC or under the Strata Purchase Agreement, dated October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC (“ClearThink”), as supplemented by that certain Supplement to Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink (as supplemented, the “Strata Purchase Agreement”).

In addition, the parties agreed that after Smithline has received $300,000 in cash from the Company, in the event the Company registers for resale shares of Common Stock which are not issued or issuable as of the effective date of the Settlement Agreement, for a selling stockholder other than under the Strata Purchase Agreement, during the Settlement Period, then the Company will be required to issue Smithline shares of Common Stock equal to 4.99% of the then outstanding shares of Common Stock after giving effect to such issuance (such shares, the “Settlement Shares”) at the closing price of the Common Stock immediately prior to their issuance, subject to the authorization of NYSE American if the Common Stock is then traded on such exchange, which Settlement Shares will be included for resale in such registration statement, provided, however, that the amount of Settlement Shares, if any, when aggregated with other Settlement Shares, if any, will be reduced to ensure that such aggregate amount will not exceed 19.9% of the outstanding shares of Common Stock as of the date of issuance (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions that occur after the date of the Settlement Agreement). Any net proceeds (after taking into account all brokerage, transfer agent, legal and other expenses incurred in connection with the sale of the Settlement Shares, if any) received by Smithline on the sale of the Settlement Shares, if any, will be credited against the Cash Settlement Payment (the “Net Proceeds”).

Pursuant to the Settlement Agreement, the Company agreed to use its best efforts to obtain an amendment to its 15% Senior Promissory Notes (the “PIK Notes”) such that their maturity date and amortization dates are extended to December 31, 2024. Whether such amendment is obtained or not, the Company agreed to not make any payments in cash or stock on such PIK Notes or permit such PIK Notes to convert into stock prior to the satisfaction in full of the Cash Settlement Payment.

Simultaneous with the execution of the Settlement Agreement, Smithline and Puritan Partners LLC and the Company entered into a mutual release (the “Mutual Release”), which will be held in escrow pending notification from counsel for Smithline that 90 calendar days have elapsed since Smithline has received the Cash Settlement Payment in full. The Mutual Release includes the release of, in addition to the Company, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc. and Mark Peikin, subject to their satisfaction of the conditions of the Mutual Release, including delivery of an executed release to counsel for Smithline releasing the Claiming Parties (as defined in the Mutual Release). Pursuant to the Mutual Release, in the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of Settlement Shares, if any, the Mutual Release will be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties (as defined in the Mutual Release) or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, the release of such person or entity will be null and void and void ab initio.

Pursuant the Settlement Agreement, without the prior written consent of Smithline, the Company may not (x) pay KR8 AI Inc., including its affiliates, in cash more than the sum of (A) (i) $100,000 a month for the first 3 months after the effective date of the Settlement Agreement and (ii) more than $50,000 a month for months 4 to 12 after the effective date of the Settlement Agreement and (B) a royalty for 15% of product subscriber revenues received by the Company, or (y) make any payment in cash or stock to Jon Sabes until the Cash Settlement Payment is paid in full.

Pursuant the Settlement Agreement, the parties agreed that Smithline may retain the Common Stock purchase warrant (the “Warrant”) issued to Smithline pursuant to the Agreement and Plan of Merger, dated February 24, 2022, as amended on April 26, 2022, July 6, 2022 and August 12, 2022, by and among the Company (f/k/a Delwinds Insurance Acquisition Corp.), DWIN Merger Sub Inc., DIAC Sponsor LLC, and Legacy FOXO; provided, however, that the Warrant will be automatically cancelled immediately upon Smithline’s receipt of the Cash Settlement Payment in full. Further, if the Company has not paid the Cash Settlement Payment in full prior to the Warrant’s expiration on February 23, 2024, the Warrant will automatically be extended for a year until February 23, 2025, subject to cancellation upon Smithline’s receipt of the Cash Settlement Payment. From the effective date of the Settlement Agreement until the Settlement Deadline, Smithline may not exercise any of its rights under the Warrant so long as the Company continues to comply with the Settlement Agreement. In the event the Company or any of its subsidiaries is subject to a Bankruptcy Event (as defined in the Debenture) then immediately prior to the occurrence of such Bankruptcy Event, the Warrant will be converted into an unsecured debt obligation of the Company and its subsidiaries in the amount of $3,500,000 less the cash proceeds paid by the Company to Smithline under the Settlement Agreement or the Net Proceeds received by Smithline on the sale of any Settlement Shares, if any, in satisfaction of the Cash Settlement Payment.

The foregoing descriptions of the Settlement Agreement and the Mutual Release are intended to be a summary and are qualified in their entirety by reference to such agreements, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the Company will pay the Cash Settlement Payment to Smithline in full by the Settlement Deadline; whether the Company will pay $300,000 in cash to Smithline toward the Cash Settlement Payment by December 31, 2023; whether the Company will file any resale registration statements or any amendments or supplements thereto, either prior to or after Smithline receives $300,000 in cash; whether the Company will be able to issue Smithline any Settlement Shares if so required by the Settlement Agreement, including whether NYSE American, if the Common Stock is then traded on such exchange, will authorize any such issuance of Settlement Shares; whether the Company will obtain an amendment to its PIK Notes such that their maturity date and amortization dates are extended to December 31, 2024; whether the conditions to the effectiveness of the Mutual Release will be satisfied; whether, in the event the Company files for bankruptcy, the Claiming Parties will be permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of Settlement Shares, if any; and whether the Company or any of its subsidiaries will be subject to a Bankruptcy Event. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated November 7, 2023, by and between Smithline Family Trust II, as Assignee of Puritan Partners LLC, on the one hand, and FOXO Technologies Inc. and its subsidiaries, on the other hand.
10.2	Mutual Release, dated November 7, 2023, by and between Smithline Family Trust II, Puritan Partners LLC, and FOXO Technologies Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: November 13, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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